Exhibit 23.1

                          Independent Auditors' Consent

      We consent to the incorporation by reference in the Registration Statement of priceline.com on Form S-8 of our report dated January 27, 2000 (March 17, 2000 as to Note 15) appearing in the Annual Report on Form 10-K of priceline.com for the year ended December 31, 1999 and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche
----------------------------------
DELOITTE & TOUCHE LLP
Stamford, Connecticut
February 14, 2001


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